Exhibit 10.4

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of November 6, 2015 (this “Agreement”), is entered into by and among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (each individually a “Borrower” and collectively, the “Borrowers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders (as defined below). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A. The Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of May 8, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).

B. The Borrowers have informed the Administrative Agent that they have failed to comply with (i) the Adjusted Leverage Ratio financial covenant under Section 14.01 of the Credit Agreement as of the fiscal quarter ending September 30, 2015 (the “Adjusted Leverage Ratio Event of Default”), (ii) the Consolidated Cash Flow Ratio financial covenant under Section 14.02 of the Credit Agreement as of the fiscal quarter ending September 27, 2015 (the “Consolidated Cash Flow Ratio Event of Default”) and (iii) the mandatory prepayment requirement under Section 2.03(c) of the Credit Agreement with respect to the fiscal quarter ending September 27, 2015 (the “Mandatory Prepayment Event of Default”; together with the Adjusted Leverage Ratio Event of Default and the Consolidated Cash Flow Ratio Event of Default, collectively, the “Existing Events of Default”).

C. The Borrowers have requested that the Lenders forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents as a result of the Existing Events of Default during the Forbearance Period (as defined below).

D. The Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Each of the Borrowers hereby acknowledges and agrees that, as of November 6, 2015, the aggregate amount of the Total Development Loan Outstandings and Total Revolving Credit Outstandings Loans was not less than $18.3 million, which amount constitutes a valid and subsisting obligation of the Borrowers to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Borrowers hereby acknowledges its obligations under the Credit Agreement and the other Loan Documents, reaffirms that each of the Liens and security interests created and granted in or pursuant to the Loan Documents is valid and subsisting and agrees that this Agreement shall in no manner impair or otherwise adversely affect such obligations, Liens or security interests.

2. Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders shall, during the Forbearance Period, forbear from exercising any and all rights or remedies available to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and Requirements of Law, but only to the extent that such rights or remedies arise exclusively as a result of the existence of the Existing Events of Default; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies (a) at any time on account of an Event of Default other than the Existing Events of Default or (b) on account of the Existing Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).

3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights available to the Administrative Agent or the Lenders under the Loan Documents or Requirements of Law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the earliest of the following to occur: (a) any Default or Event of Default under the Credit Agreement or any other Loan Document other than the Existing Events of Default, (b) any breach by the Borrowers of any representation, obligation, agreement or covenant under this Agreement and (c) December 4, 2015. The period from the date hereof to (but excluding) the earliest date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.

4. No Advances. From and after the date hereof, during the Forbearance Period, (a) the Borrowers shall not make any Requests for Credit Extension, and (b) the Lenders and the LC Issuer shall not make any Credit Extensions, in each case, notwithstanding anything to the contrary set forth in the Credit Agreement or the other Loan Documents. In addition, during the Forbearance Period, the Borrowers are prohibited, without the consent of the Required Lenders, from (a) continuing any Loans that are Eurodollar Rate Loans as Eurodollar Rate Loans at the end of any Interest Period and (b) converting any Base Rate Loans or One-Month LIBO Rate Loans to Eurodollar Rate Loans. Notwithstanding the foregoing, the Required Lenders may, in their sole and absolute discretion, allow the continuation of (and conversion to) Eurodollar Rate Loans in the future under such terms and conditions as the Required Lenders deem appropriate. Allowing the continuation of (or conversion to) Eurodollar Rate Loans shall in no way alter the defaulted status of the Credit Agreement.

5. No Restricted Payments. From and after the date hereof, during the Forbearance Period, the Borrowers shall not declare, pay or make any Restricted Payments (other than Restricted Payments in the form of non-cash equity compensation to management of the Borrowers, not to exceed $350,000 in aggregate), notwithstanding anything to the contrary set forth in the Credit Agreement or the other Loan Documents.

6. Effectiveness; Conditions Precedent. This Agreement shall become effective as of the date hereof (the “Forbearance Effective Date”) upon receipt by the Agent of counterparts to this Agreement duly executed by the Borrowers, the Administrative Agent and the Lenders.

7. Incorporation of Agreement. Except as specifically modified herein, the terms of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, or constitute a waiver or amendment of any provision of the Credit Agreement or the other Loan

Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under each of the Credit Agreement, and this Agreement shall constitute a Loan Document.

8. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Lenders as follows:

(a) No Default or Event of Default exists or will exist under the Credit Agreement or the other Loan Documents on and as of the Forbearance Effective Date, except for the Existing Events of Default.

(b) The representations and warranties set forth in Article V of the Credit Agreement and any other Loan Document are true and correct as of the date hereof, except for any such representation and warranty that specifically refers to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(c) This Agreement has been duly executed and delivered by the duly authorized officers of each Borrower that is a party hereto and constitutes the legal, valid and binding obligation of each Borrower that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(d) Each Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement in accordance with its terms.

(e) No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(f) The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Encumbrances.

(g) The Obligations of the Borrowers are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

9. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, each Borrower effective on the date hereof hereby waives, releases and forever discharges the Administrative Agent, the Lenders, Affiliates of the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Credit Agreement and the other Loan Documents on or prior to the date hereof.

10. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

11. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

12. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

13. No Actions, Claim. As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or any of their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Agreement or the Loan Documents on or prior to the date hereof.

14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

16. Miscellaneous.

(a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(b) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Requirements of Law, but if any provision of this Agreement shall be prohibited by or invalid under Requirements of Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(c) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

(d) This Agreement may not be amended or otherwise modified, waived or supplemented.

(e) The interpretive provisions of Section 1.02 to the Credit Agreement are incorporated herein mutadis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation

By:	/s/ Adam Wright
Name:	Adam Wright
Title:	Interim CEO

D&D OF MINNESOTA, INC., a Minnesota corporation

By:	/s/ Richard Pawlowski
Name:	Richard Pawlowski
Title:	CFO

LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation

By:	/s/ Richard Pawlowski
Name:	Richard Pawlowski
Title:	CFO

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation

By:	/s/ Richard Pawlowski
Name:	Richard Pawlowski
Title:	CFO

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation

By:	/s/ Richard Pawlowski
Name:	Richard Pawlowski
Title:	CFO

FAMOUS DAVE’S RIBS OF MARYLAND, INC.,
a Minnesota corporation

By:	/s/ John P. Beckman
Name:	John P. Beckman
Title:	President

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Lender

By:	/s/ Steve Leon
Name:	Steve Leon
Title:	Managing Director